Exhibit 3.25(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 06/05/2002
020361052 - 3533146

CERTIFICATE OF FORMATION

OF

CALIFORNIA PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

                1.             NAME. The name of the limited liability company is California Pharmaceutical Services, LLC.

                2.             REGISTERED OFFICE. The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

                3.             REGISTERED AGENT. The name and address of the limited liability company’s registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of California Pharmaceutical Services, LLC this 5th day of June, 2002.

By:	/s/	Phillip H. Watts
Phillip H. Watts
Authorized Person